                                                                    EXHIBIT 2.01

                        STOCK SALE AND PURCHASE AGREEMENT


     This Stock Sale and Purchase Agreement (this "AGREEMENT") is made and entered into as of August 30, 2000 (the "EFFECTIVE DATE") by and among Intuit Inc., a Delaware corporation (the "PURCHASER"), on the one hand, and Intel Corporation, PGI Investments Limited, Princes Gate Investors II, L.P., Investor Investments AB, Marinbeach United S.A., Kleiner Perkins Caufield & Byers VIII, L.P., KPCB VIII Founders Fund, L.P. (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS"), and Eric C.W. Dunn ("MR. DUNN", together with the Stockholders, the "SELLERS"), on the other hand and, solely for purposes of Sections 2.1.2, 2.2, 2.3 and 5 hereof, Venture Finance Software Corp., a Delaware corporation (the "COMPANY").


                                    RECITALS

     A. Purchaser has acquired the right and option to purchase (i) from the Stockholders, all of the outstanding shares of the Class B Common Stock of the Company (the "CLASS B COMMON STOCK") owned or held by them and (ii) from Mr. Dunn, ninety thousand (90,000) outstanding shares of the Class A Common Stock of the Company (the "CLASS A COMMON STOCK") that Mr. Dunn acquired pursuant to the exercise, immediately prior to the Effective Date, of Mr. Dunn's rights under that certain Non-Qualified Stock Option Agreement dated May 4, 1998, by and between the Company and Mr. Dunn (the "OPTION"). The shares of Class A Common Stock and Class B Common Stock are collectively referred to herein as the "SHARES." Purchaser's right and Option to purchase the Shares was granted pursuant to a Purchase Option and Reorganization Agreement dated as of May 4, 1998, and amended as of November 24, 1999 (as amended, the "OPTION AGREEMENT").

     B. Purchaser has delivered to the Company, each Stockholder and Mr. Dunn a written notice dated July 10, 2000 stating its intention to exercise the Option to purchase for cash all shares of Class B Common Stock held or owned by the Stockholders and all shares of Class A Common Stock held by Mr. Dunn (the "STOCK PURCHASE").

     C. Each of the Sellers desires to sell and transfer all of the Shares such Seller owns to Purchaser in exchange for the cash consideration as set forth in this Agreement.

     Now, therefore, the parties hereby agree as follows:

     1. SALE AND PURCHASE OF SHARES. On the Effective Date, in exchange for Purchaser's payment to such Seller of the cash amount set forth opposite such Seller's name on Exhibit A hereto, and subject to the terms and conditions of this Agreement: (i) each Stockholder hereby severally sells to Purchaser, and Purchaser hereby purchases from each Stockholder, the number of shares of the Company's Class B Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (which are all the shares of the Company's capital stock owned of record and/or beneficially by such Stockholder), for the cash amount set forth opposite such Stockholder's name on Exhibit A hereto; and (ii) Mr. Dunn hereby sells to Purchaser and Purchaser hereby purchases from Mr. Dunn, the number of shares of Class A Common Stock set forth opposite Mr. Dunn's name on Exhibit A hereto (which are all the shares of the Company's capital stock owned of record and/or beneficially by Mr. Dunn). The cash amount set forth opposite each Seller's name on Exhibit A hereto is referred to herein as such Seller's "PURCHASE AMOUNT".

     2.   CLOSING.

          2.1  DELIVERIES BY SELLERS.

               2.1.1 Each Stockholder hereby delivers to the Purchaser: (i) the share certificate(s) representing all the outstanding shares of Class B Common Stock owned of record and/or beneficially by such Stockholder; (ii) stock power and assignment certificate(s) in the form of Exhibit B hereto, duly executed by such Stockholder and transferring title to the Purchaser of all Shares owned of record and/or beneficially by such Stockholder; (iii) a certificate in the form of Exhibit C hereto, duly executed by such Stockholder and acknowledging receipt from the Purchaser of the entire Purchase Amount payable to such Stockholder hereunder and, in the case of documents held in escrow by Fenwick & West LLP, authorizing delivery of such documents and such certificates for such Shares to the Purchaser; and (iv) a copy of this Agreement duly executed by such Stockholder.

               2.1.2 Mr. Dunn hereby (i) delivers to the Company an executed "Stock Option Exercise Agreement" as required pursuant to the terms of the Option (the "STOCK OPTION EXERCISE AGREEMENT") and (ii) directs the Company to issue and hold in escrow the shares certificate(s) representing all of Mr. Dunn's Shares of Class A Common Stock for delivery to the Purchaser pursuant to the next sentence of this section. Mr. Dunn hereby delivers to the Purchaser:
(i) a copy of the executed Stock Option Exercise Agreement, (ii) the share certificate(s) representing all of Mr. Dunn's Shares of Class A Common Stock,
(iii) a duly executed stock power and assignment in the form of Exhibit B hereto transferring title to the Purchaser of all Mr. Dunn's Class A Common Stock, (iv) a certificate in the form of Exhibit C hereto, duly executed by Mr. Dunn, and
(v) a copy of this Agreement duly executed by Mr. Dunn. Mr. Dunn, the Company and the Purchaser agree that (i) Mr. Dunn's exercise of the Option will result in ordinary compensation wages type income for Mr. Dunn equal to the difference between the fair market value of the Class A Common Stock shares received upon the exercise and the exercise price paid by Mr. Dunn; (ii) pursuant to section
5.4 of the Option, Mr. Dunn will be responsible for any and all withholding taxes applicable to the compensation income to be reported by Mr. Dunn; (iii) the exercise price payable by Mr. Dunn under the Stock Option Exercise Agreement in the total amount of $1,350,000 (the "EXERCISE PRICE") shall be paid to the Company by the Purchaser on behalf of Mr. Dunn; and (iv) any and all withholding taxes applicable to the compensation income to be reported by Mr. Dunn as a result of the exercise of the Option shall be paid to the Company by the Purchaser on behalf of Mr. Dunn. In respect of the amounts to be paid to the Company by the Purchaser on behalf of Mr. Dunn, with the agreement of the Purchaser and Mr. Dunn, the amount set forth opposite Mr. Dunn's name on Exhibit A is equal to the gross amount payable by Purchaser to Mr. Dunn for the purchase and sale of all of Mr. Dunn's Shares of Class A Common Stock in the amount of $10,104,300 less a deduction, offset and credit in favor of the Purchaser equal to the amount of the Exercise Price plus the amount of $3,103,309.35 for withholding taxes applicable to the compensation income to be reported by Mr. Dunn described in the immediately preceding clause (iv).

          2.2 DELIVERIES BY PURCHASER. The Purchaser hereby delivers to each Seller such Seller's Purchase Amount, as set forth opposite such Seller's name on Exhibit A hereto, by check made payable to such Seller or by wire transfer, against: (i) in the case of a Stockholder, such Stockholder's delivery to the Purchaser of the share certificates, executed stock power and assignment, the certificate in the form of Exhibit C hereto and this Agreement as required by
Section 2.1.1, and (ii) in the case of Mr. Dunn, Mr. Dunn's delivery to the Purchaser of a copy of the executed Stock Option Exercise Agreement delivered to the Company, the share certificates, the executed stock power and assignment certificate, the certificate in the form of Exhibit C hereto and this Agreement as required by Section 2.1.2.

          2.3 DELIVERIES OF STOCK CERTIFICATES. Each Seller hereby instructs the Company to: (i) cancel all such Seller's stock certificate(s) for all such Seller's Shares as set forth opposite such Seller's name on Exhibit A hereto; and (ii) issue a duly executed stock certificate evidencing such Seller's Shares in Purchaser's name, and the Company hereby agrees to do so.

          2.4 THE CLOSING. The closing of the purchase and sale of the Shares contemplated by this Agreement and all other transactions provided for herein will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time on the Effective Date.

     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     Each Seller hereby represents and warrants to Purchaser that the statements in the following paragraphs of this Section 3 are all true and correct on the Effective Date:

          3.1 POWER, CAPACITY, AUTHORITY AND ENFORCEABILITY. Such Seller has all requisite right, power, legal capacity and authority to execute and deliver this Agreement and to perform such Seller's obligations hereunder. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms.

          3.2  NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

               3.2.1 The execution and delivery by such Seller of this Agreement does not, and the performance of this Agreement by such Seller shall not: (i) conflict with or violate any statute, law, regulation, order, ruling, decree or judgment applicable to such Seller or by which such Seller or any of such Seller's properties is bound or affected; or (ii) result in any breach of, or constitute a default (after the giving of notice or after the lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on, or claim to, the Shares, pursuant to, any agreement or other instrument to which such Seller is a party or by which such Seller or any of such Seller's properties (including, but not limited to, any such Seller's Shares) is bound or affected.

               3.2.2 The execution and delivery of this Agreement by such Seller does not, and the performance of this Agreement by such Seller shall not, require any consent of any person or entity other than such Seller.

               3.2.3 Except as set forth in this Agreement, no Shares of such Seller are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of such Seller or any other person), pursuant to any agreement or commitment of such Seller.

          3.3 TITLE TO SHARES. Such Seller owns of record and beneficially all of the Shares set forth opposite such Seller's name on Exhibit A attached hereto and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the number of Shares set forth opposite Seller's name on Exhibit A of this Agreement. Such Seller has good and marketable title to all the Shares free and clear of any claim, lien or encumbrance, and the transfer by such Seller to Purchaser of the Shares pursuant to this Agreement shall pass good and marketable title to all such Shares to Purchaser, free and clear of any claim, lien or encumbrance.

     4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants to the Sellers that the statements in the following paragraphs of this Section 4 are all true and correct on the Effective Date:

          4.1 ORGANIZATION AND GOOD STANDING. Purchaser is duly and validly formed under the laws of its jurisdiction of incorporation and is validly existing and in good standing under the laws of such jurisdiction.

          4.2  POWER, AUTHORIZATION AND VALIDITY.

               4.2.1 Purchaser has the right, power and authority to enter into and perform its obligations under this Agreement.

               4.2.2 All corporate action on the part of Purchaser, its officers, directors and stockholders necessary for the authorization, execution, delivery by Purchaser of, and the performance of all obligations of Purchaser under, this Agreement has been duly and validly taken.

               4.2.3 This Agreement is a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

               4.2.4 No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Purchaser is required in connection with the consummation of the Stock Purchase, except for
(a) such filings as may be required to comply with federal and state securities laws, (b) any filings required by, or terminations of waiting periods under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (c) such consents, approvals, orders authorizations, registrations, qualifications, designations, declarations or filings as will be made or obtained as of the Effective Date or, if effectiveness at the Effective Date is not a legal prerequisite to the effectiveness of the Stock Purchase, as will be made or obtained within the time prescribed by law.

          4.3 NO VIOLATIONS. The execution and delivery of this Agreement will not conflict with or (with or without notice or lapse of time, or both) result in a violation of (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser, as currently in effect, or (ii) any federal, state, or local judgment, writ, decree, order, statute, rule or regulation applicable to Purchaser.

     5.   GENERAL PROVISIONS.

          5.1 SURVIVAL. The representations, warranties and covenants of the Sellers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party hereto.

          5.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No Seller may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, however, a Seller shall be expressly permitted to assign all of its rights and delegate all of its obligations hereunder in connection with a Change of Control of that Seller if such assignee agrees in writing to be bound by such Seller's obligations hereunder. Purchaser may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of a majority of the Company's Board of Directors, which consent shall not be unreasonably withheld; provided, however, Purchaser shall be expressly permitted to assign all of its rights and delegate all of its obligations hereunder in connection with a Change of Control of Purchaser if such assignee agrees in writing to be bound by Purchaser's obligations hereunder. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. For purposes of this Agreement, "CHANGE OF CONTROL" means, with respect to an entity (the "SUBJECT ENTITY"): (a) a dissolution or liquidation of the Subject Entity;
(b) a statutory merger or consolidation of the Subject Entity with or into another corporation (or other entity) or corporations (or other entities) in which the Subject Entity is not the surviving corporation (or other entity) of such merger or consolidation (other than any such statutory merger or consolidation (i) in which the persons and entities who are the stockholders (or other equity holders) of the Subject Entity immediately prior to the effectiveness of such merger or consolidation own, immediately after the effectiveness of such merger or consolidation, more than fifty percent (50%) of the then outstanding voting power of the corporation (or other entity) that is the surviving or resulting corporation (or other entity) of such merger or consolidation, or (ii) with a wholly-owned subsidiary of the Subject Entity for the purpose of reincorporating the Subject Entity in a different jurisdiction, or other similar transaction, in each case in which there is no substantial change in the stockholders (or other equity holders) of the Subject Entity or their relative stock (or other equity) holdings immediately prior to and immediately after such transaction; (c) a statutory merger of the Subject Entity in which the Subject Entity is the surviving corporation (or other entity) of such merger but immediately after which the persons and entities who are the stockholders (or other equity holders) of the Subject Entity immediately prior to the effectiveness of such merger (other than any such stockholder (or other equity holder) which merges with the Subject Entity in such merger, or which owns or controls another corporation (or other entity) which merges with the Subject Entity in such merger) cease to own their shares (or other equity interests) in the Subject

Entity; (d) the sale of all or substantially all of the assets of the Subject Entity; (e) any change in the composition of the Board of Directors of the Subject Entity during any six month period in which (i) individuals who were members of such Board of Directors at the beginning of such six month period cease to constitute at least a majority of the members of such Board of Directors at the end of such six month period and (ii) a majority of the members of such Board of Directors at the end of such six month period who were not members of such Board of Directors at the beginning of such six month period were not nominated for election or elected to such Board of Directors by the Board of Directors; or (f) any transaction or series of related transactions in which capital stock (or other equity) of the Subject Entity representing in excess of 40% of the voting power of all then outstanding capital stock (or other equity) of the Subject Entity is transferred to a single corporation, entity, person, or to a group of corporations, entities, or persons acting in concert.

          5.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the United States and the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

          5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.5 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference to a Section or an Exhibit shall mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly provided herein. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

          5.6 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing, shall be delivered by personal delivery, overnight courier service, certified or registered mail, postage prepaid, or by facsimile, and shall be deemed given (a) upon delivery, if delivered personally, (b) one (1) business day after deposit with a national overnight courier service for overnight delivery, or (c) one (1) business day after transmission by facsimile with confirmation of receipt, and (d) three (3) business days after deposit in the mails, if mailed by registered or certified mail, postage prepaid, to the following addresses:

               (i)  If to Purchaser:
                    ---------------

                    Intuit Inc.
                    2550 Garcia Avenue
                    P.O. Box 7850
                    Mountain View, CA 94043
                    Fax No. (650) 944-6622
                    Attention: President
                    Attention: General Counsel

                     With a copy (which shall not constitute notice) to:

                     Fenwick & West LLP
                     Two Palo Alto Square
                     Palo Alto, California 94306
                     Fax No. (650) 494-1417
                     Attention: Kenneth A. Linhares, Esq.

               (ii) If to the Company:
                    -----------------

                    Venture Finance Software Corp.
                    P.O. Box 7850, MS2535
                    Mountain View, California 94039
                    Fax No. (650) 944-2877
                    Attention: Chief Executive Officer
                    Attention: Chairman of the Board

                    With a copy (which shall not constitute notice) to the Company's legal counsel of which the Company provides written notice to the other parties hereto pursuant to this
                    Section 5.6

              (iii) If to Princes Gate Investors II, L.P., PGI Investments
                    Limited, Marinbeach United S.A. or Investor Investments AB:
                    ----------------------------------------------------------

                    c/o Morgan Stanley & Co. Incorporated
                    1585 Broadway
                    New York, NY 10036
                    Fax No. (212) 761-9869
                    Attention: Pietro Cinquegrana
                    Attention: David Powers
                    Attention: Lea Ann Garrison

                    With a copy (which shall not constitute notice) to:

                    Simpson Thacher & Bartlett
                    3373 Hillview Avenue, Suite 250
                    Palo Alto, CA 94304
                    Fax No. (650) 251-5002
                    Attention: William H. Hinman, Jr., Esq.

               (iv) If to Intel Corporation:
                    -----------------------

                    Intel Corporation
                    2200 Mission College Blvd., MS-RN-6-46
                    Santa Clara, CA 95052
                    Fax No. (408) 765-6038
                    Attention: M&A Portfolio Manager
                    Attention: General Counsel

                    With a copy (which shall not constitute notice) to:

                    Gibson, Dunn & Crutcher, LLP
                    1530 Page Mill Road
                    Palo Alto, CA 94304-1125
                    Fax No. (650) 849-5333
                    Attention: Greg Davidson, Esq.

               (v) If to Kleiner Perkins Caufield & Byers VIII, L.P. or KPCB VIII Founders Fund, L.P.:
                    ------------------------

                    Kleiner Perkins Caufield & Byers VIII, L.P.
                    2750 Sand Hill Road
                    Menlo Park, CA 94025
                    Fax No. (650) 233-0378
                    Attention:  Chief Financial Officer

               (vi) If to Eric C.W. Dunn:
                    --------------------

                    Eric C.W. Dunn
                    1470 Aracadia Place
                    Palo Alto, CA 94303
                    Fax No. (650) 944-6511

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 5.6, except that notices of change of address shall only be effective upon receipt.

          5.7 SPECIFIC PERFORMANCE. Purchaser and the Sellers recognize and agree that if for any reason any of the provisions of this Agreement are not performed by any party hereto in accordance with their terms or are otherwise breached, then the other parties hereto will suffer immediate and irreparable harm or injury for which money damages will not be an adequate remedy. Accordingly, Purchaser and the Sellers each agree with the other parties hereto that, in addition to any other remedies, Purchaser and each Seller shall be entitled to an injunction restraining any violation or threatened violation by any other party hereto of the provisions of this Agreement and a decree ordering such other party to specifically perform its obligations under this Agreement. In the event that any claim in equity shall be brought by Purchaser, the Company or any Seller in an arbitration, before a court or otherwise to enforce the provisions of the Agreement, none of the other parties hereto shall allege, and each of the other parties hereto hereby waives the defense, that there is an adequate remedy at law.

          5.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Purchaser and the Sellers holding at least eighty percent (80%) of the aggregate number of outstanding Shares held by all Sellers at the time of such amendment or waiver. Any amendment or waiver effected in accordance with this Section shall be binding upon each Seller and the Purchaser, and each of their successors and permitted assigns; provided, however, that no such amendment or waiver will increase the obligation of any Seller without the specific written consent of such Seller. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          5.9 DISPUTE RESOLUTION. All disputes arising directly under the express terms of this Agreement or the grounds for termination hereof shall be resolved as set forth below. The parties which are individuals and the senior management of all parties which are entities shall meet to attempt to resolve such disputes. If the disputes cannot be so resolved, any party may make a written demand to all other parties for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, any party may begin litigation proceedings. Notwithstanding anything to the contrary set forth in this Section, nothing in this Section shall prevent or preclude any party from seeking or obtaining injunctive relief, specific performance or other equitable relief from a court of competent jurisdiction as provided in Section 5.7 without following the procedures specified above in this Section.

          5.10 SEVERABILITY. This Agreement is entered into pursuant to the Option Agreement. Other than Section 8.6 of the Option Agreement, which shall no longer have any effect, to the extent that the terms of this Agreement conflict with the terms of the Option Agreement, or limit the rights of the parties hereto when compared with their rights under the terms of the Option Agreement, the Option Agreement shall control. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined to be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to give effect to the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision, or to otherwise construe such provision in a manner that renders it valid and enforceable.

          5.11 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          5.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party hereto.

          5.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of Purchaser, the Sellers shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. The Company shall take such actions as are necessary and appropriate to effectuate the sale and transfer of the Shares contemplated by this Agreement, the exercise of the Option by Mr. Dunn and all other closing transactions contemplated by this Agreement in accordance with its terms.




           [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

     IN WITNESS WHEREOF, each Seller, the Purchaser and the Company have each executed this Agreement, as of the Effective Date.


INTEL CORPORATION                    INTUIT INC.

By: /s/ Ravi Jacob                   By: /s/ Stephen M. Bennett
   --------------------------------     ---------------------------------------

Its: Assistant Treasurer             Its: President and Chief Executive Officer
    -------------------------------      --------------------------------------


PGI INVESTMENTS LIMITED              VENTURE FINANCE SOFTWARE CORP.

By: PG Investors II, Inc.,           By: /s/ Ole Eichhorn
    as Attorney in Fact                 ----------------------------------------

By: /s/ Pietro Cinquegrana           Its: General Manager
   --------------------------------      ---------------------------------------
Name:  Pietro Cinquegrana
     ------------------------------
Title: Vice President
      -----------------------------


PRINCES GATE INVESTORS II, L.P.

By: PG Investors II, Inc., its General Partner

By: /s/ Pietro Cinquegrana
   --------------------------------
Name:   Pietro Cinquegrana
     ------------------------------
Title:  Vice President
      -----------------------------


INVESTOR INVESTMENTS AB

By: PG Investors II, Inc., as Attorney in Fact

By: /s/ Pietro Cinquegrana
   --------------------------------
Name:   Pietro Cinquegrana
     ------------------------------
Title:  Vice President
      -----------------------------


MARINBEACH UNITED S.A.

By: PG Investors II, Inc., as Attorney in Fact

By: /s/ Pietro Cinquegrana
   --------------------------------
Name:   Pietro Cinquegrana
     ------------------------------
Title:  Vice President
      -----------------------------

KLEINER PERKINS CAUFIELD & BYERS VIII, L.P.

By: /s/ Kevin R. Compton
   --------------------------------

Its: Partner
    -------------------------------


KPCB VII FOUNDERS FUND, L.P.

By: /s/ Kevin R. Compton
   --------------------------------

Its: Partner
    -------------------------------


ERIC C.W. DUNN

/s/ Eric C. W. Dunn
-----------------------------------




              [SIGNATURE PAGE TO STOCK SALE AND PURCHASE AGREEMENT]

                                    EXHIBIT A

                                                          NUMBER OF
                                                    CLASS B COMMON STOCK                         PURCHASE
                 SELLER                                    SHARES                                 AMOUNT
                 ------                             --------------------                         --------
Princes Gate Investors II, L.P.                            650,904                            $73,074,662.76
PGI Investments Limited                                     50,073                             $3,894,247.87
Investor Investments AB                                     50,073                             $3,894,247.87
Marinbeach United S.A.                                      25,037                             $1,947,123.93
Intel Corporation                                          221,739                            $23,660,080.89
Kleiner Perkins Caufield & Byers VIII, L.P.                 20,959                             $2,238,386.55
KPCB VIII Founders Fund, L.P.                                1,215                               $129,776.64
                                                         ---------                           ---------------
     Total:                                              1,020,000                           $108,838,526.51
                                                         ---------                           ---------------

                                                          NUMBER OF
                                                    CLASS A COMMON STOCK
                                                           SHARES
                                                    --------------------
Eric C.W. Dunn                                             90,000                              $5,650,990.65*

* Reflects deductions for the Exercise Price and for withholding taxes pursuant to Section 2.1.2 of the Stock Sale and Purchase Agreement.